Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the inclusion in this Registration Statement of Pinstripe Holdings, Inc. (formerly Banyan Acquisition Corp.) on Form S-1 of our report dated March 31, 2023, which includes an explanatory paragraph as to Banyan Acquisition Corp’s ability to continue as a going concern, with respect to our audits of the financial statements of Banyan Acquisition Corp. as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and the period from March 10, 2021 (inception) through December 31, 2021, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on January 3, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus

/s/ Marcum LLP

Marcum LLP
Boston, MA
January 23, 2024